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                                                                   EXHIBIT 5.3

                            CONSENT OF AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form F-10 of The Toronto-Dominion Bank and in the related prospectus of our reports dated November 27, 2002 and November 15, 2001 on the consolidated financial statements of The Toronto-Dominion Bank as at October 31, 2002 and for the year then ended appearing in the Annual Statement filed as an exhibit to the Registration Statement on Form F-10 and as at October 31, 2001 and for the year then ended appearing in the Annual Report (Form 40-F) filed with the U.S. Securities and Exchange commission.




December 12, 2002
Toronto, Canada            Ernst & Young LLP        PricewaterhouseCoopers LLP